Guaranty and Replenishment Agreement

Guaranty and Replenishment Agreement dated as of June 13, 2018 (the “Replenishment Agreement”) by and among Windtree Therapeutics, Inc. (the “Company”) and Lee’s Pharmaceutical Holdings Limited (“Lee’s”).

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Background

A.     Lee’s is one of the stockholders of the Company and beneficially owns more than 50% of the Company’s issued and outstanding shares of common stock.

B.     An affiliate of Lee’s holds a license from the Company to develop and commercialize the Company’s products in an Asian territory and is committed to making significant investments in performing its obligations under the related license agreement.

C.     The Company’s phase 2b clinical trial did not meet its planned endpoint and, as a result, the Company has delayed its anticipated start of a phase 3 clinical program and added a clinical bridge study to, among other things, confirm that its next generation aerosol delivery system meets the Company’s development objectives. During this period, the Company has had difficulty attracting interested investors and securing the additional capital required to sustain its development activities and business operations.

D.     The Company has been dependent on funding from Lee’s while the Company and Lee’s seek to finalize a strategic transaction and secure sufficient funding to support the Company’s development programs and operations.

E.     The Company has maintained a minimum cash balance (“Minimum Cash”) equal to that amount believed to be necessary to fund estimated wind down costs in the event that the Company is unable at any time to continue as a going concern. At the same time, Lee’s has advised the Company that it intends to provide funds to support the Company’s activities while the parties work on a target strategic transaction and, for that reason, has encouraged the Company to utilize its minimum cash balance to satisfy certain outstanding obligations of the Company. To induce the Company to expend it available cash, Lee’s has agreed to enter into this Agreement and to provide security in the form of a demand bond in substantially the form attached to this Agreement to be issued by the Bank of China (Hong Kong) through its affiliated branch, the Bank of China New York branch (“Demand Bond”).

NOW, THEREFORE, for good and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1.     Guaranty. In the event that the Company determines that it can no longer continue to operate for any reason, including by way of example and not by limitation, (i) if an event or other condition should arise, including, by way of example, with respect to the Company’s development programs or with respect to a key vendor, supplier or service provider, that would preclude the Company from continuing to develop its product candidates, or (ii) if Lee’s should fail to provide the Company the financial support needed to continue its development activities and business operations and satisfy its existing obligations, or (iii) if Lee’s should indicate that it will no longer provide such financial support in the future; then

a. upon the Company's demand therefore, without being subject to any other condition, Lee’s shall replenish any portion of Minimum Cash that the Company may have expended in reliance on this Agreement up to a maximum of $1,000,000 (the “Guaranty Payments”). Such amount shall be payable in full without reduction or setoff of any kind;

b. if Lee’s fails to honor the demand for Guaranty Payments within [3] days after such demand is delivered by telecopier to the attention of the Chief Financial Officer of Lee’s at his address set forth in Section 6(c) of this Agreement, then the Company shall present a demand for payment of the Guaranty Payments to either (i) the Bank of China (Hong Kong) or (ii) the Bank of China New York Branch in the manner set forth in the Demand Bond;

c. the Company shall pay to Lee’s the amount of the Guaranty Payments hereunder, together with interest on such Guaranty Payments at an annual rate equal to six percent (6%), computed from the date on which Lee’s or the Bank of China makes such Guaranty Payments through the date on which the Company reimburses Lee’s for such Guaranty Payment; unless otherwise agreed such amounts will be due and payable within sixty (60) days after the Company has secured additional new capital in an aggregate amount of at least $40 million;

2.     No Waiver; Remedies. No failure on the part of Lee’s or the Company to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver of such right; nor shall any single or partial exercise of any right under this Agreement preclude any other or further exercise of such right or the exercise of any other right. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights and remedies provided by law.

3.     Further Assurances. Each party shall each execute and deliver from time to time, at the request of any other party and without charge, all such additional documents, and take such additional actions, as may be reasonably required to effectuate the provisions of this Agreement.

4.     Liability Not Affected. The liability of the Company and Lee’s under this Agreement shall not be impaired, diminished, modified or otherwise affected by any event, condition, occurrence, circumstance, proceeding, action or failure to act whatsoever (whether or not any such event, condition, occurrence, circumstance, proceeding, action or failure to act is detrimental or adverse with respect to the Company or Lee’s, as the case may be), including, but not limited to: (a) any increase in, or modification, compromise, settlement, adjustment or extension of, the Guaranty Payments; (b) any waiver, consent, indulgence, forbearance, lack of diligence, action or inaction on the part of the Company in enforcing the Guaranty Payments owed by Lee’s under this Agreement; (c) any irregularity, invalidity or unenforceability, in whole or in part, of the Guaranty Payments; (d) any claim, counterclaim, cause of action, offset, recoupment or other right or remedy that Lee’s may at any time have against the Company; (e) any action taken or omitted to be taken by or on behalf of the Company or Lee’s with respect to the Guaranty Payments or this Agreement; (f)  any other circumstance whatsoever, whether or not similar to any of the foregoing.

1)  Costs of Enforcement. The Company shall pay or reimburse Lee’s on demand for all costs and expenses (including reasonable attorneys’ fees and disbursements and court costs) incurred by or on behalf of Lee’s in enforcing the obligations of the Company under this Agreement.

2)  Duration. This Agreement shall remain in full force and effect in favor of Lee’s and its successors and assigns until all of the obligations of the Company under this Agreement have been paid in full and the obligations of Lee’s with respect to the Guaranty Payments have been released or discharged.

3)  Invalidated Payment. The Company agrees that to the extent that the Company or any other person or entity makes a payment or payments to Lee’s in reimbursement of the Guaranty Payments, which payment or payments, or any part thereof, are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to such person or entity, his or its estate, trustee, receiver or any other party under the federal Bankruptcy Code, any other bankruptcy law, any other state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, such Guaranty Payments that have been paid, reduced or satisfied by the amount so repaid shall be reinstated and included within the obligations of the Company or the Guarantors (as the case may be) under this Agreement, and be subject to this Agreement as of the date such initial payment, reduction or satisfaction occurred.

4)  Severability. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions of this Agreement or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

5)  Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument. Telecopied signatures shall be valid and effective for all purposes of this Agreement.

6)  Miscellaneous. This Agreement constitutes the entire agreement among the parties relating to its subject matter and supersedes all prior written and oral agreements among the parties relating to its subject matter. This Agreement may not be amended in any respect except by a writing duly executed by the party to be charged with such amendment.

b)  This Agreement shall be governed by, and construed in accordance with the laws of, the State of New York, without regard to conflict of laws rules. The parties irrevocably subject themselves to the exclusive jurisdiction of the federal and state courts located in the State of New York for the purposes of any action, suit or proceeding arising out of this Agreement to the fullest extent permitted by law. Each of the parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement in the federal and state courts located in the State of New York, and irrevocably and unconditionally waives and agrees not to plead or claim in any such court (i) that it is exempt or immune from jurisdiction of any such court or from any legal process commenced in such court, and (ii) that the action, suit or proceeding in any such court is brought in an inconvenient forum, that the venue of such action, suit or proceeding is improper, or that this Agreement may not be enforced in or by such court. The parties also agree that process in any such action, suit or proceeding may be served in the manner provided in Section 11(c) or any other manner permitted by law.

c)  Any notice or other communication required or permitted to be given under this Agreement shall be in writing and shall be deemed duly made or given if personally delivered (against receipt), or if mailed (postage prepaid) by certified or registered mail, return receipt requested, or if sent by prepaid recognized overnight courier or by telecopier, addressed as follows:

If to the Company, to:

2600 Kelly Rd.,

Suite 100

Warrington, PA 18976

Telecopier: (215) 488-9557

Att: General Counsel

If to Lee’s, to:

Unit 110-111, Bio-Informatics Centre, No.2

Science Park West Avenue,

Hong Kong Science Park, Shatin,

Hong Kong

Telecopier: 852-23141282

Att: Jason Chow, CFO

or to such other address or telecopier number as any party may designate by similar notice to the other parties.

d)  This Agreement shall be binding upon, and shall inure to the benefit of, the personal representatives, distributees, legatees, successors and assigns of the parties.

e)  The Section headings in this Agreement are for convenience of reference only and shall not be used in its interpretation.

[Signature Page Follows]

IN WITNESS WHEREOF, Lee's and the Company have caused their respective signature pages to this Guaranty and Replenishment Agreement to be duly executed as of the date first written above.

WINDTREE THERAPEUTICS, INC.

By:   /s/ Craig Fraser

Name:   Craig Fraser

Title:     President and Chief Executive Officer

LEE’S PHARMACEUTICAL HOLDINGS LIMITED

By: /s/ Dr Li Xiaoya

Name:  Dr Li Xiaoyi

Title:    Chief Executive Officer

ADVISING B ANK:

WELLS FARGO BANK, N.A. SAN FRANCISCO, CA

USA

SWIFT: WFBIUS6SXXX

DATE AND PLACE OF EXPIRY: 2018/10/31 AT ISSUING BANK’S COUNTER

APPLICANT: LEE’S PHARMACEUTICAL HOLDINGS LIMITED

B ENEFICIARY: WINDTREE THERAPEUTICS, INC

AMOUNT: USD1,000,000.00

AVAILAB LE WITH: BANK OF CHINA (HONG KONG) LIMITED BY PAYMENT

DESCRIPTION OF GOODS AND/OR SERVICES:

GUARANTY AND REPLENISHMENT AGREEMENT

ADDITIONAL CONDITIONS:

+WE HAVE BEEN INFORMED THAT LEE’S PHARMACEUTICAL HOLDINGS LIMITED (HEREINAFTER CALLED “THE APPLICANT”), HAS ENTERED INTO A GUARANTY AND REPLENISHMENT AGREEMENT (THE “CONTRACT”) DATED AS OF JUNE 13, 2018, WITH YOU, TO INDUCE YOU TO EXPEND CERTAIN AVAILABLE FUNDS AND TO GUARANTEE THE REPLENISHMENT OF SUCH FUNDS ON THE TERMS PROVIDED THEREIN. WE, BANK OF CHINA (HONG KONG) LIMITED, AT THE REQUEST OF THE APPLICANT HEREBY ISSUE AN IRREVOCABLE STAND-BY LETTER OF CREDIT NO.                         FOR A SUM OF USD1,000,000.00 (SAY UNITED STATES DOLLARS ONE MILLION ONLY) IN YOUR FAVOUR AVAILABLE BY PAYMENT WITH US AGAINST PRESENTATION OF YOUR SIGNED STATEMENT CERTIFYING THAT THE APPLICANT IS IN BREACH OF HIS OBLIGATION(S) UNDER THE UNDERLYING CONTRACT.

+THIS STAND-BY LETTER OF CREDIT TAKES EFFECT FROM ITS ISSUING DATE AND SHALL REMAIN VALID AND IN FULL FORCE UNTIL 31ST OCTOBER, 2018 (HEREINAFTER CALLED ‘THE EXPIRY DATE’) AT OUR COUNTER 6/F., BANK OF CHINA CENTRE, OLYMPIAN CITY, 11 HOI FAI ROAD, WEST KOWLOON, HONG KONG.

+ALL CLAIMS MADE HEREUNDER MUST BE PRESENTED THROUGH YOUR BANKER AND RECEIVED BY US ON OR BEFORE THE EXPIRY DATE, AFTER WHICH DATE, OUR LIABILITIES HEREUNDER WILL CEASE AND THIS STAND-BY LETTER OF CREDIT WILL BE OF NO FURTHER EFFECT..

+ PARTIAL DRAWINGS ARE NOT ALLOWED.

+ALL BANKING CHARGES OUTSIDE HONG KONG ARE FOR THE ACCOUNT OF BENEFICIARY.

+ALL DOCUMENTS MUST BE PRESENTED TO US AT 6/F., BANK OF CHINA CENTRE, OLYMPIAN CITY, 11 HOI FAI ROAD, WEST KOWLOON, HONG KONG IN ONE LOT BY COURIER SERVICE.

+APPLICANT’S ADDRESS: UNIT 110- 111, BIO-INFORMATICS CENTRE, NO. 2, SCIENCE PARK WEST AVENUE, HONG KONG SCIENCE PARK, SHATIN, HONG KONG.

+BENEFICIARY’S ADDRESS: 2600 KELLY RD., SUITE 100, WARRINGTON, PA 18976, UNITED STATES.

+PAYMENT WILL BE EFFECTED UPON OUR RECEIPT OF DOCUMENTS IN STRICT COMPLIANCE WITH CREDIT TERMS.

+PURSUANT TO THE UNITED NATION’S SANCTIONS AND THE RELEVANT REGULATIONS, THE SANCTIONS IMPOSED BY THE OFFICE OF FOREIGN ASSETS CONTROL OF THE UNITED STATES OF AMERICA, TERRORIST LISTS ISSUED BY THE GOVERNMENT OF THE PEOPLE’S REPUBLIC OF CHINA, THE SANCTIONS IMPOSED BY THE EUROPEAN UNION AND THE RELEVANT SANCTIONS LISTS APPLICABLE TO THE JURISDICTION OF THE HONG KONG SPECIAL ADMINISTRATIVE REGION FROM TIME TO TIME, WE SHALL NOT HANDLE OR DEAL WITH ANY DOCUMENTS, SHIPMENTS, GOODS, PAYMENTS AND/OR TRANSACTIONS THAT MAY RELATE, DIRECTLY OR INDIRECTLY, TO ANY SANCTIONED COUNTRIES, PERSONS OR PARTIES. ACCORDINGLY, ANY PRESENTATION THAT MAY VIOLATE THE AFORESAID CONDITION MAY BE REJECTED AT ANY TIME WITHOUT ANY LIABILITY ON OUR PART.

THIS STAND-BY LETTER OF CREDIT IS SUBJECT TO THE VERSION OF THE ICC UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS, INTERNATIONAL CHAMBER OF COMMERCE, PARIS, FRANCE, WHICH IS IN EFFECT ON THE DATE OF ISSUE.

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